CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made effective this 30th day of October 1997 by and between Eurotronics Holdings Incorporated, a Utah corporation with principal offices at 1130 John Anderson Drive, Ormand Beach, Florida 32176 ("Eurotronics"), and Canton Financial Services Corporation, a financial consulting firm with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("Consultant").

                                    PREMISES

     WHEREAS, Consultant has served as a consultant and advisor to Eurotronics, advising Eurotronics with respect to matters including, but not limited to, recapitalizations, mergers and acquisitions and general corporate problem solving;

     WHEREAS, Consultant has prospected for, and located, a business opportunity on behalf of Eurotronics which both parties believe to be in the best interest of Eurotronics;

     WHEREAS, Eurotronics wishes to fully compensate Consultant for services Consultant has performed in advising Eurotronics with respect to finding such business opportunity and in negotiating an agreement of merger on Eurotronics' behalf;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Eurotronics and Consultant agree as follows:

1. Services Performed. The parties hereby acknowledge that Consultant has provided valuable services to Eurotronics including, but not limited to: (a) finding a viable private company interested in combining with Eurotronics; (b) negotiating on Eurotronics' behalf the key terms of merger with the private company; and (c) preparing an Agreement for Merger pursuant to which the business combination will occur.

2. Compensation. As consideration for services that have been performed by Consultant, Eurotronics shall issue to Consultant seven million six hundred and fifty thousand (7,650,000) shares of its Class A Common Stock, par value $0.0001 ("Common Stock"). The Common Stock shall be initially registered under a Form S-8 Registration Statement to be filed by the Company. Such compensation shall be the exclusive consideration for all past consulting services performed by Consultant. Consultant shall not be entitled to additional compensation for any merger, acquisition, reorganization, agreement or other transaction that Eurotronics may enter into as a direct or indirect result of services performed by Consultant through the date of this Agreement.

3. Confidential Information. Consultant agrees that certain information that may have been disclosed or discovered by Consultant during the course of the performance of the services under this Agreement is secret, unique, and valuable, and was developed by Eurotronics at great cost and over a long period of time. Consultant hereby agrees not to disclose such confidential information for a period of three (3) years from the date of execution of this Agreement, unless expressly authorized by Eurotronics in writing. Consultant further understands and agrees that the breach of this agreement not to disclose will cause irreparable injury to Eurotronics. Such breach will entitle Eurotronics to pursue a remedy at law or in equity, including injunctive relief without proof of actual damages, or posting of a bond, for any damages resulting therefrom. For the purpose of this Agreement, confidential information includes but is not limited to, the following:

         A.   Non-public financial information, accounting information, plans of
              operations,   and  information  related  to  possible  mergers  or
              acquisitions prior to any public announcement;

         B.   Memoranda,   notes,  or  records  concerning  technical  processes
              conducted by Eurotronics or any affiliated entity;

         C.   Proprietary technology, licenses and patents;

         D. Sketches, plans, drawings and other confidential research and development data;

         E. Any other information that Consultant knows is confidential or that a reasonable person in the position of Consultant would have reason to believe is confidential.

4. All Prior Agreements Terminated. This Agreement constitutes the entire agreement and understanding between the parties and supersedes and replaces all proposals, prior negotiations and agreements, whether oral or written, between the parties in connection with the subject matter contemplated by this Agreement. None of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement, unless the parties subsequently agree to modify or amend this Agreement in writing, duly signed by authorized representatives of the parties.

5. Release. Consultant hereby agrees that the compensation to be provided hereunder constitutes full settlement of the services to be provided pursuant to this Agreement, as well as all past consulting services performed on behalf of Eurotronics by Consultant. Consultant hereby releases Eurotronics from any existing claims to unpaid compensation which Consultant may currently possess as a result of previously performed services.

6.   Miscellaneous

     A. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties.

     B. Amendment. This Agreement may be amended or modified only by an instrument in writing executed by the parties hereto.

     C. Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless such waiver is made in writing. No consent, waiver or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse.

     D.  Assignment:

         (i) The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties. Neither party shall have the right to transfer or assign this Agreement without the prior written consent of the other party.

         (ii) Nothing in this  Agreement,  expressed or implied,  is intended to
              confer  upon  any  person,   other  than  the  parties  and  their
              successors, any rights or remedies under this Agreement.

     E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and may be given by personal delivery or by mail, registered or certified, return receipt requested, or by overnight delivery service, or via facsimile (fax) transmission. Mailed notices shall be addressed to the parties at the addresses appearing herein, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed to be properly served as of the time of actual delivery; mailed or otherwise transmitted notices shall be deemed properly served upon receipt.

              (i) In the case of Eurotronics to:

                  Eurotronics Holdings Incorporated
                  1130 John Anderson Drive
                  Ormond Beach, Florida 32176
                  (904) 441-1031
                  (904) 441-1035 (fax)

              (ii)In the Case of Consultant to:

                  Canton Financial Services Corporation
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101
                  (801) 575-8073
                  (801) 575-8092 (fax)

         or to such other person or address designated in writing to receive notice.

     F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

     G. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     H. Controlling Law and Venue. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, State of Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

     I. Arbitration. Any dispute arising under this Agreement shall be resolved through a mediation-arbitration approach. The parties agree to mutually select a neutral third party to help them mediate any dispute. If the mediation is unsuccessful, the parties agree that the dispute shall be decided by binding arbitration in accordance with the rules of the American Arbitration Association then controlling. The site of any such mediation or arbitration shall be in Salt Lake County, State of Utah.

     J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs, or other costs. Should either party be represented by in-house counsel, all parties agree that party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

     K. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     L. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their appropriate successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     M. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

     IN WITNESS WHEREOF, this Agreement was duly executed this 30th day of October 1997.

Eurotronics Holdings Incorporated          Canton Financial Services Corporation



  /s/ Melvin Fields                           /s/ Richard Surber
By: Melvin Fields, President                 By: Richard Surber, President